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Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota (Address of principal executive offices)	55402 (Zip Code)

Karolina Donlin
U.S. Bank National Association
425 Walnut Street
Cincinnati, OH 45202
(513) 632-2077
(Name, address and telephone number of agent for service)

LaBranche & Co Inc.
(Issuer with respect to the Securities)

Delaware (State or other jurisdiction of incorporation or organization)	13-4064735 (I.R.S. Employer Identification No.)
One Exchange Plaza New York, NY (Address of Principal Executive Offices)	10006 (Zip Code)

9 1/2% Senior Notes due 2009
(Title of the Indenture Securities)

FORM T-1

Item 1.    GENERAL INFORMATION. Furnish the following information as to the Trustee.

  a)
  Name and address of each examining or supervising authority to which it is subject.

      Comptroller of the Currency
      Washington, D.C.

  b)
  Whether it is authorized to exercise corporate trust powers.

      Yes

Item 2.    AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

    None

Items 3-15    Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.    LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

  1.
  A copy of the Articles of Association of the Trustee.*

  2.
  A copy of the certificate of authority of the Trustee to commence business.*

  3.
  A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

  4.
  A copy of the existing bylaws of the Trustee.*

  5.
  A copy of each Indenture referred to in Item 4. Not applicable.

  6.
  The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

  7.
  Report of Condition of the Trustee as of March 31, 2004, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*
Incorporated by reference to Registration Number 333-67188.

NOTE

        The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 12th of August, 2004.

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ KAROLINA K DONLIN Karolina Donlin Trust Officer
By:	/s/ ROBERT T JONES Robert T Jones Vice President

Exhibit 6
CONSENT

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: August 12, 2004

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ KAROLINA K DONLIN Karolina K Donlin Trust Officer
By:	/s/ ROBERT T JONES Robert T Jones Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 3/31/2004

($000's)

3/31/2004
Assets
Cash and Due From Depository Institutions	$7,180,778
Federal Reserve Stock	0
Securities	45,038,794
Federal Funds	2,593,702
Loans & Lease Financing Receivables	116,474,594
Fixed Assets	1,789,213
Intangible Assets	10,532,022
Other Assets	7,996,466

Total Assets	$191,605,569
Liabilities
Deposits	$126,605,087
Fed Funds	5,698,785
Treasury Demand Notes	3,981,328
Trading Liabilities	252,912
Other Borrowed Money	23,295,560
Acceptances	148,067
Subordinated Notes and Debentures	5,807,310
Other Liabilities	5,587,914

Total Liabilities	$171,376,963
Equity
Minority Interest in Subsidiaries	$1,005,645
Common and Preferred Stock	18,200
Surplus	11,677,397
Undivided Profits	7,527,364

Total Equity Capital	$20,228,606
Total Liabilities and Equity Capital	$191,605,569

        To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ KAROLINA K DONLIN Trust Officer

Date: August 12, 2004

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FORM T-1
NOTE
SIGNATURE
Exhibit 6 CONSENT
Exhibit 7 U.S. Bank National Association Statement of Financial Condition As of 3/31/2004 ($000's)